Exhibit B-30

BY-LAWS

OF

McLEAN AVENUE PLAZA CORP.

ARTICLE I

Shareholders

1.1 Annual Meetings. The annual meeting of shareholders of the Corporation, for the election of directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting, shall be held on such business day in each year as the Board of Directors shall from time to time determine.

1.2 Special Meetings. A special meeting of shareholders, unless otherwise provided by law, may be called at any time by the Board of Directors, the Chairman of the Board (if one or more is elected), or the President and shall be called by the Chairman of the Board (if one or more is elected), the President, a Vice President or the Secretary upon the written request of a majority of the directors or of shareholders holding of records in the aggregate at least a majority of the shares of the Corporation then outstanding and entitled to vote. Any such written request shall specify the purpose or purposes for which the meeting is to be held. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice of meeting.

1.3 Notices of Meetings. Notice of every meeting of shareholders shall be mailed, not less than ten (10) nor more than fifty (50) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at his address appearing on the stock books of the Corporation, unless he shall have filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in that request. The notice shall be signed by the Chairman of the Board (if one or more is elected), President, a Vice President, the Secretary, or an Assistant Secretary. The notice shall set forth the purpose or purposes for which the meeting is called and the time when and the place, either within or without the State of New York, where it is to be held.

1.4 Waivers of Notices of Meetings. Anything in these By-Laws to the contrary notwithstanding, notice of any meeting of shareholders need not be given to any shareholder if he or his duly authorized attorney shall waive notice in writing, including telegram, either before or after the meeting, or if he is present at the meeting in person or by proxy.

1.5 Place of Meetings. Every meeting of shareholders shall be held at the office of the Corporation or at such other place, within or without the State of New York, as may be designated in the notice of meeting pursuant to a resolution of the Board of Directors.

1.6 Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of shareholders, the holders of a majority of the shares of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is present at any meeting, that quorum shall not be broken by the withdrawal from the meeting of any shareholders or holders of proxies present when the existence of a quorum was determined. Any meeting may be adjourned from time to time and from place to place. If a quorum is not present at any meeting, the holders of a majority of the shares entitled to vote at the meeting who are present, in person or by proxy, may adjourn the meeting from time to time and from place to place, without notice other than announcement at the meeting, until a quorum is obtained. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. Only those shareholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment thereof.

1.7 Voting. (a) Except as otherwise provided by law or by the Certificate of Incorporation, at any meeting of shareholders, each holder of common stock of record on the record date fixed pursuant to Section 5.4 of these By-Laws shall be entitled to one vote for each share of the Corporation standing in his name on the books of the Corporation on that date. Any of its own stock belonging to the Corporation shall not be voted directly or indirectly.

(b) Any shareholder entitled to vote may vote in person or by proxy duly appointed by an instrument executed in writing by the shareholder or by his duly authorized attorney and delivered to the secretary of the meeting. No proxy shall be valid, however, after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified in the proxy the length of time it is to continue in force, which shall be a specific period.

(c) Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, at any meeting of shareholders at which a quorum is present, each matter shall be determined by a vote of the holders of a majority of the shares, present, in person or by proxy, entitled to vote at the meeting and voting on the question.

(d) Except as otherwise provided by law, the vote at any meeting of shareholders on any question or election need not be by ballot unless demanded by a shareholder present in person or by proxy and entitled to vote on the matter, unless directed by the chairman of the meeting. Upon the demand of any such shareholder or upon the direction of the chairman that a vote by ballot be taken on any question or election, such vote shall be signed by the shareholder voting or by his proxy on his behalf, and it shall set forth the number of shares voted.

1.8 Organization and Procedure. (a) The chairman of any meeting of shareholders shall be the Chairman of the Board (if one or more is elected) or, in his absence, the President or, in his absence, a Vice President. In the event that none of those officers shall be present, a chairman of the meeting shall be elected by vote of the holders of a plurality of the shares entitled to vote at the meeting, present in person or by proxy. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of the meeting. In the event that none of those officers shall be present, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

(b) On any question or election as to which inspectors are required to or may act, one or more inspectors may be appointed by the chairman of the meeting or selected in such other manner as may be provided by law, but the appointment of inspectors shall not be required unless expressly provided by law. No candidate in an election of directors shall be eligible to appointment or election as an inspector. If inspectors are appointed or elected, before entering upon the discharge of their duties, each shall take and sign a written oath to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

(c) The order of business and other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting, except as otherwise determined by a vote of the holders of a majority of the shares entitled to vote at the meeting who are present in person or by proxy.

(d) Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, items of business properly brought before any meeting of shareholders may be transacted at that meeting whether or not specified in the notice of meeting.

1.9 Action Without a Meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, any action which is required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth, the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

Directors

2.1 Powers. The business, property and affairs of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred upon it by these By-Laws, the Board of Directors shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

2.2 Number and Term. The number of directors of the Corporation shall not be less than three except that where all the issued and outstanding shares are owned beneficially and of record by less than three shareholders, the number may be less than three but not less than the number of shareholders. Except as otherwise provided by these By-Laws, the directors shall be elected at the annual meeting of shareholders to hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and qualified.

2.3 Vacancies. Any vacancy in the Board of Directors, resulting from death, resignation, removal, increase in the number of directors or any other cause, may be filled for the unexpired portion of the term by a majority vote of the remaining directors, whether or not they constitute a quorum, at any regular or special meeting of the Board of Directors. Any vacancy in the Board of Directors, from whatever cause, which has not been filled by action of the remaining directors within ninety (90) days, may be filled by the shareholders at a special meeting called for that purpose.

2.4 Annual Meeting. The Board of Directors shall meet, without notice of the meeting, for the purpose of organization, the election of officers, and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after, each annual meeting of shareholders. If the annual meeting is not so held, it shall be held at such time and place as may be specified in a notice given as provided in Section 2.6 of these By-Laws for special meetings of the Board of Directors.

2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and such places, either within or without the State of New York, as the Board of Directors may determine from time to time. Unless required by resolution of the Board of Directors, notice of any regular meeting need not be given. If any day fixed for a regular meeting shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday.

2.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board (if one or more is elected), the President or a majority of the directors. A special meeting shall be held at any time and place, either within or without the State of New York, as may be specified in the notice of the meeting. Notice of any special meeting shall be mailed to each director at his residence or usual place of business, or at such other address as shall have been furnished by him for that purpose, at least three (3) days before the day on which the meeting is to be held; or the notice shall be sent to each director at such place by telegram, or be delivered to him personally or by telephone, no later than twenty-four (24) hours before the time at which the meeting is to be held. The notice of meeting shall state the time and place of the meeting, but need not set forth the purpose or purposes of the meeting, except to the extent required by law.

2.7 Waivers of Notices of Meetings. Anything in these By-Laws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any directors if he shall waive notice in writing, including telegram, either before or after the meeting, or if he is present at the meeting.

2.8 Quorum, Manner of Acting and Adjournments. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, at any meeting of the Board of Directors, a majority of the directors in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the Board of Directors, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. Any meeting may be adjourned from time to time and from place to place by a majority of the directors present at the meeting, whether or not a quorum is present, without notice other than announcement at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

2.9 Organization and Business of Meetings. (a) At any meeting of the Board of Directors, the Chairman of the Board (if one or more is elected) or, in his absence, the President or, in the absence of both of them, a director chosen by the majority of the directors present shall act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of the meeting. In the event that the Secretary and all Assistant Secretaries are absent from the meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Except as otherwise provided by law, any item of business may be transacted at any meeting of the Board of Directors, whether or not specified in the notice of meeting.

2.10 Resignations and Removal of Directors. (a) Any director may resign at any time by notifying the President, the Secretary or the other directors in writing of his resignation. The resignation shall take effect at the time specified therein. Unless otherwise specified in resignation, its acceptance shall not be necessary to make it effective.

(b) Any director may be removed with or without cause at any time by the shareholders at a duly constituted special meeting of shareholders called for that purpose.

2.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all meembers of the Board or the committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

2.12 Meetings by Telephone or Similar Communications Equipment. Any meeting of the Board of Directors or a committee thereof may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

ARTICLE III

Officers

3.1 Elected Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect one or more Chairmen of the Board and one or more Executive Vice Presidents. The President and the Chairman of the Board (if one or more is elected) shall be chosen from among the directors, but no other officer need be a director.

3.2 Election, Tenure of Office and Vacancies. The elected officers shall be elected annually by vote of a majority of the directors then in office, at the annual meeting of the Board of Directors. Each elected officer shall hold office until his successor shall have been duly chosen, or until his death, resignation or removal. A vacancy in any elected office may be filled for the unexpired portion of the term by a vote of a majority of the directors then in office.

3.3 Additional Officers. The Board of Directors from time to time may appoint such additional officers, including an Assistant Secretary or Assistant Secretaries and an Assistant Treasurer or Assistant Treasurers, as it may deem advisable, each of whom shall hold office for such term, have such powers and perform such duties as are provided in these By-Laws or as the Board of Directors may determine from time to time. Any such additional officer may be removed with or without cause, and any vacancy in any such office may be filled, by the Board of Directors at any time. The Board of Directors may delegate to any committee or elected officer the power to appoint and remove any such additional officer.

3.4 Holding of More than One Office. The same person may hold two or more offices, except that the same person may not be both President and Secretary; provided, however, that in the event that all of the issued and outstanding shares of the Corporation are owned by one person, such person may hold all or any combination of offices.

3.5 Resignations of Officers. Any officer may resign at any time by notifying the Chairman of the Board (if one or more is elected), the President or the Secretary in writing of his resignation. The resignation shall take effect at the time specified therein. Unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

3.6 Removal of Elected Officers. Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors.

3.7 Duties. The Chairman of the Board (if one or more is elected) shall preside at all meetings of the Board of Directors and shareholders. He shall have such other powers and perform such other duties as are provided in these By-Laws or as the Board of Directors may determine from time to time. The President shall be the chief executive and administrative officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general charge, supervision and control of the property, business and affairs of the Corporation. The Secretary shall record all the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose and perform such other duties and powers as are provided in these By-Laws, or as the Board of Directors may determine from time to time, or as may be assigned to him by any superior officer. All other officers shall have such duties and powers as are provided in these By-Laws, or as the Board of Directors may determine from time to time or as may be assigned to them by any superior officer.

3.8 Compensation. Salaries or other compensation of officers shall be fixed from time to time by the Board of Directors or by such committee or officer as has been delegated the power to appoint any particular officer.

3.9 Delegation of Duties. In case of the absence or disability of any officer, or for any other reason that the Board of Directors may deem sufficient, a majority of the directors then in office may, for the time being, delegate or assign any or all of the powers and duties of such officer to any other officer or to any director.

ARTICLE VI

Indemnification of Directors,

Officers and Employees

4.1 Right to Indemnity. (a) Any person made, or threatened to be made, a party to an action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation which any director or officer served in any capacity at the request of the Corporation (other than an action or proceeding by or in the right of the Corporation) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or served such other corporation in any capacity, may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and necessarily incurred by him in connection with such action or proceeding, or any appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, may be indemnified against expenses (including attorneys’ fees) actually and necessarily incurred by his in connection with the defense of such action or an appeal therein, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to have breached his duties to the Corporation.

4.2 Determination of Indemnity. Any indemnification under subsections (a) and (b) of Section 4.1 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 4.1, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding (b) if such a quorum is not obtainable by the Board of Directors upon the written opinion of independent legal counsel or (c) by the shareholders.

4.3 Advance Payment of Expenses. The Corporation may advance the expenses of defending any action under circumstances where it appears that it could indemnify the person involved pursuant to procedure described in Section 4.2; provided, however, that such person shall be required to reimburse the Corporation for any expenses incurred on his behalf if it is ultimately determined that he is ineligible for indemnification.

4.4 Insurance. Except as otherwise provided by law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is serving another corporation in any capacity whatever at the request of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability pursuant to the provisions of this Article IV.

ARTICLE V

Stock and Transfers of Stock

5.1 Form and Execution of Certificates. Certificates representing shares of the Corporation shall be in such form as shall be approved from time to time by the Board of Directors. They shall be numbered and registered in the order of their issue. They shall be signed by the Chairman of the Board (if one or more is elected), the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. They shall be sealed with the seal of the Corporation, which may be a facsimile, engraved or printed. When a stock certificate is signed by a transfer agent or by a registrar, any signature of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any stock certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he had not ceased to be such officer at the date of its issue.

5.2 Transfer. Transfer of shares shall be made on the books of the Corporation only by the person named in the certificate or his duly authorized attorney, lawfully constituted in writing, and upon surrender of the certificate or certificates for such shares properly endorsed for transfer.

5.3. Lost, Stolen, Destroyed and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Board of Directors, in its discretion and after the expiration of such period of time as it may determine to be advisable, may cause to be issued to him a new certificate in place thereof, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of a certificate, upon proof satisfactory to the Board of Directors of such loss, theft or destruction. As a condition to the issuance of a new certificate, the Board of Directors, in its discretion, may require the holder of the lost, stolen, destroyed or mutilated certificate or his legal representative to pay the reasonable expenses of such issuance and/or to give to the Corporation a bond in such form and amount, and with such surety or sureties, if any, as it may direct, to indemnify the Corporation and its transfer agents and registrars, if any, against any loss or expense that may be sustained by any of them as a result of the claim of any other person that he is the lawful holder of the certificates alleged to have been lost, stolen, destroyed or mutilated.

5.4 Record Date. (a) The Board of Directors may fix a date not more than fifty (50) days nor less than ten (10) days proceeding the date of any meeting of shareholders or the date fixed for the shareholders to express consent to corporate action in writing without a meeting or for the payment of any dividend, the allotment of any rights or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or entitled to express consent to corporate action in writing without a meeting or entitled to receive any such dividend, allotment of rights or other action, as the case may be. All persons who are holders of record of shares at the date so fixed, and no others, shall be entitled to notice of and to vote at such meeting, or to express consent to corporate action in writing without a meeting, or shall be entitled to receive any such dividend, allotment or rights or other action, notwithstanding any transfer of any shares on the books of the Corporation after such record date fixed as provided herein.

(b) If no record date is otherwise fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the date next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held and the record date for the determination of the shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board thereto is adopted.

ARTICLE VI

Voting of Stock of Other Corporations

6.1 Voting of Stock Held by the Corporation. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board (if one or more is elected) or, in his absence, the President or, in his absence, a Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or holder of other securities of any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation; and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent; and may execute or cause to be executed on behalf of the

Corporation and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or, in lieu of such appointment, he may himself attend any meeting of the holders of stock or other securities of such other corporation and vote thereat, or exercise any and all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VII

Miscellaneous

7.1 Seal. The corporate seal shall be in the form of a circle, and shall bear the name of the Corporation, the year of its organization, the words “New York” and “Corporate Seal.”

7.2 References. Whenever references are made in these By-Laws to the Certificate of Incorporation, such references shall be deemed to refer to the Certificate of Incorporation of the Corporation as, at the time of the adoptiong of these By-Laws, it may have been amended and as, subsequent to that time, it may be amended. Whenever references are made to these By-Laws, such references shall be deemed to be references to these By-Laws as they may from time to time be amended.

ARTICLE VIII

Amendments of By-Laws

8.1. Amendment by Shareholders of By-Laws. Alterations, amendments or repeals of the By-Laws may be made by vote of the holders of a majority of the shares entitled to vote at any meeting, if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board of Directors by a majority vote of the directors then in office at any regular or special meeting.